Exhibit 10.37
AMENDMENT TO DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT
     THIS AMENDMENT TO THE DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT (the “Amendment”) is entered into as of the 23rd day of December 2008, by and between Banner Pharmacaps Inc., a Delaware corporation (“Banner”), and Noven Therapeutics, LLC, (f/k/a JDS Pharmaceuticals, LLC, (“Noven”), a Delaware limited liability corporation.
RECITALS
A.     Banner and Noven entered into a Development, License and Supply Agreement dated April 26, 2007 (the “Supply Agreement”) relating to the development, registration, sale and marketing of certain valproic acid products, including the Valproic Acid Versatrol™ Product (as defined in the Supply Agreement).
B.     The parties have agreed to amend the Supply Agreement to remove all reference to the Valproic Acid Versatrol™ Product.
AGREEMENT
     Therefore, in consideration of the foregoing recitals, which expressly are incorporated by reference herein and in consideration of the covenants, representations and agreements contained below, the sufficiency of which is acknowledged, the parties, intending to be legally bound, hereby agree as follows:
1.     The Supply Agreement is hereby amended to remove all references to the Valproic Acid Versatrol™ Product, with the effect that all rights and obligations of Noven and Banner related to the Valproic Acid Versatrol™ Product under the Supply Agreement are terminated, including, but not limited to, any obligation of Noven to make milestone payments not yet due under Section 2.2(c), (d) or (e) of the Supply Agreement. Further, Banner is relieved from all obligations to Noven with respect to the Valproic Acid Versatrol™ Product.
2.     To avoid doubt, this Amendment does not in any manner affect the parties’ continuing rights and obligations under the Supply Agreement with respect to the Valproic Acid EnteriCare™ Product. Further, following execution and delivery of this Amendment by both parties, Banner shall have unrestricted rights to commercialize the Valproic Acid Versatrol™ Product, including, but not limited to, the right to offer to any third party exclusive rights to the Valproic Acid Versatrol™ Product in any dosage forms, in any dosage strengths and for any indications, notwithstanding any provision of the Supply Agreement to the contrary.
3.     Except as expressly revised by this Amendment, the Supply Agreement shall remain in full force and effect in accordance with its terms and conditions. Banner and Noven agree that to the extent any of the terms of the Supply Agreement (as previously amended) are inconsistent or conflict with the terms of this Amendment, such terms of the Supply Agreement are hereby amended to be consistent with the intent and terms of this Amendment.

     IN WITNESS HEREOF, the parties hereto have duly executed and delivered, or caused to be duly executed and delivered, this Amendment as of the day and year first above written.

BANNER PHARMACAPS INC.
By:	/s/ Charles L. Cain
	Name:	Charles L. Cain
	Title:	Global VP — Legal & HR

NOVEN THERAPEUTICS, LLC
By:	/s/ Jeff Mihm
	Name:	Jeff Mihm
	Title:	Authorized Representative

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